EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 1999 which appears on page 17 of the 1998 Annual Report to Shareholders of First Merchants Corporation, which is incorporated by reference in First Merchants Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


Olive, LLP
Indianapolis, Indiana
June 3, 1999

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